EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of FaxSav Incorporated on Form S-3 (File No. 333-64515 and File No. 333-67355) and Form S-8 (File No. 333-17293) of our report dated February 3, 1999 on our audits of the financial statements and financial statement schedule of FaxSav Incorporated (formerly Digitran Corporation) as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.


                                                      PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
March 30, 1999